Exhibit 10.30

Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) of Regulation S-K. Redacted information is indicated by: ***.

EXECUTION COPY

SECURED PROMISSORY NOTE

JESSE STANLEY and the
MASTER AND A HOUND IRREVOCABLE TRUST
as Borrower

- and -

CHARLOTTE’S WEB HOLDINGS, INC.
as Lender

November 13, 2020

Table of Contents

Page

ARTICLE 1	TERMS	2

1.1	Promise to Pay	2
1.2	Prepayments	2
1.3	Payments by the Borrower	2
1.4	Computation of Interest	3
1.5	Maximum Interest	3
1.6	Satisfaction of Obligations in Lieu of Payment	4

ARTICLE 2	INTERPRETATION	4

2.1	Defined Terms	4
2.2	Interpretation	6
2.3	Governing Law	6
2.4	WAIVER OF TRIAL BY JURY	6
2.5	Venue; Service of Process	6
2.6	Further Assurances	7

ARTICLE 3	SECURITY	7

3.1	Pledge and Security Interest	7
3.2	Delivery of the Pledged Collateral	7
3.3	Representations and Warranties	8
3.4	Registration in Nominee Name; Denominations	8
3.5	Voting Rights; Dividends and Interest	8

ARTICLE 4	COVENANTS	9

4.1	General Covenants	9
4.2	Survival	10

ARTICLE 5	EVENTS OF DEFAULT AND REMEDIES	10

5.1	Events of Default	10
5.2	Consequences of an Event of Default	11
5.3	Enforcement	11
5.4	Disposition	12
5.5	Powers of Receiver	12
5.6	Application of Moneys	13
5.7	Care and Custody of Pledged Collateral	13
5.8	Dealing with the Pledged Collateral	13
5.9	Standards of Sale	13
5.10	Security Interest Absolute	14

ARTICLE 6	GENERAL	14

6.1	Waiver	14
6.2	Other Security	14
6.3	Notices	14
6.4	Indemnification	15
6.5	Successors and Assigns, etc.	15
6.6	Invalidity, etc.	15
6.7	Expenses	15
6.8	Lost Note	15
6.9	Joint and Several Obligations	15
6.10	Filings and Registrations	16
6.11	Judgment Currency	16

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SECURED PROMISSORY NOTE

Issue Date:	November 13, 2020

Principal Amount:	One Million United States Dollars (U.S.$1,000,000)

ARTICLE 1
TERMS

1.1          Promise to Pay.

For value received, each of JESSE STANLEY, an individual residing in the State of Colorado (including his heirs, executors, administrators, personal representatives, successors and assigns, “Stanley”), MATTHEW LINDSEY, an individual residing in the State of Colorado, the trustee (in such capacity, including his heirs, executors, administrators, personal representatives, successors and assigns, collectively the “Trustee”) of the MASTER AND A HOUND IRREVOCABLE TRUST, a trust established under the laws of State of Colorado (the “Trust” and together with Stanley, collectively the “Borrower”) promises to pay to the order of CHARLOTTE’S WEB HOLDINGS, INC. (including its successors and assigns, the “Lender”), at the Lender’s offices currently located at 1600 Pearl Street, Suite 300, Boulder, Colorado 80302 or by wire transfer, the wire instructions to be designated by the Lender in writing, or at such other place as the Lender may from time to time designate in writing the principal amount of ONE MILLION UNITED STATES DOLLARS (U.S.$1,000,000) (the “Principal Amount”) on November 13, 2021 (the “Maturity Date”), or such lesser amount as from time to time shall be outstanding hereunder, together with interest thereon at a rate per annum equivalent to the Prime Rate calculated and accruing monthly in arrears on the last day of each month commencing on November 30, 2020. The Principal Amount plus any accrued and unpaid interest hereunder will be payable in full on the Maturity Date. Interest under this Note shall accrue both before and after demand, default and judgment and until payment. Interest on any overdue amounts payable under this Note will bear interest at a rate equivalent to the Prime Rate plus 2%.

1.2          Prepayments.

The Borrower shall be entitled to prepay the Principal Amount, together with all accrued and unpaid interest thereon to the time of any prepayment, in whole or in part, at any time without penalty or premium.

1.3          Payments by the Borrower.

Any payment by the Borrower on account of any amount due and payable by it hereunder, whether on account of the Principal Amount, fees, costs or expenses or otherwise, shall be made by the Borrower to, or to the order of, the Lender at the Lender’s address where notice is to be given hereunder, or such other place and/or Person as the Lender may designate at any time and from time to time and no such payment by the Borrower shall be effective until such time as it is so received. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be automatically included in the computation of Interest or fees, as the case may be, payable on such date. Subject to the provisions of this Note, all payments to be made by the Borrower shall be in immediately available funds and received by the Lender, or such Person as it may designate, no later than noon local Vancouver, British Columbia time on the date when due. Any such payment so received after such time on such date shall be deemed to have been paid on, and shall be credited on the next following Business Day. All payments of the Principal Amount, interest or otherwise due hereunder shall be made (i) without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by the Borrower, and (ii) without any other set-off, deduction or reduction of any nature whatsoever. The Lender shall, within fifteen (15) days from the date hereof, deliver to the Borrower a duly completed IRS Form W-8BEN-E claiming the zero withholding rate on interest under the treaty.

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1.4          Computation of Interest.

Interest hereunder shall be determined daily, and calculated monthly not in advance, both before and after default and judgment. Interest shall be computed on the actual number of days elapsed during the applicable term over a year consisting of three hundred and sixty five (365) or three hundred sixty six (366), as the case may be, days. All interest payments to be made under this Note shall be paid without allowance or deduction for deemed re-investment or otherwise, both before and after maturity and before and after default and/or judgment, if any, until payment, and interest shall accrue on overdue interest, if any, compounded on each interest payment date. Unless otherwise stated, wherever in this Note reference is made to a rate of interest or rate of fees “per annum” or a similar expression is used, such interest or fees will be calculated on the basis of a calendar year of 365 days and using the nominal rate method of calculation, and will not be calculated using the effective rate method of calculation or on any other basis that gives effect to the principle of deemed re-investment of interest. For the purposes of the Interest Act (Canada) and disclosure under such act, whenever interest to be paid under this Note is to be calculated on the basis of a year of 365 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 365 or such other period of time, as the case may be. In calculating interest or fees payable under this Note for any period, unless otherwise specifically stated, the first day of a period shall be included and the last day of a period shall be excluded. Notwithstanding any other provision hereof, all determinations and calculations of interest rates and amounts hereunder by the Lender shall be conclusive evidence absent (in the case of any calculation of an amount based on a particular rate) manifest mathematical error in calculating such amount.

1.5          Maximum Interest.

In the event that any provision of this Note would oblige the Borrower to make any payment of interest or any other payment which is construed by a court of competent jurisdiction to be interest in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted nunc pro tunc to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary as follows: (i) firstly, by reducing the amount or rate of interest required to be paid under this Note; and (ii) thereafter by reducing any fees, commissions, premiums and other amounts required to be paid to the Lender which would constitute interest for the purposes of Section 347 of the Criminal Code (Canada). If, notwithstanding the provisions of this Section and after giving effect to all adjustments contemplated thereby, the Lender shall have received an amount in excess of the maximum permitted by such clause, then such excess shall be applied by the Lender to the reduction of the Principal Amount of and not to the payment of interest, or if such excessive interest exceeds such Principal Amount, such excess shall be refunded to the Borrower.

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1.6          Satisfaction of Obligations in Lieu of Payment.

Notwithstanding anything contained in this Note and so long as no Event of Default has occurred, the Borrower may, upon written notice to the Lender of not less than thirty (30) days prior to the Maturity Date (the “Transfer Notice”), at its option, satisfy the Principal Amount and any accrued and unpaid interest hereunder by having the Trustee irrevocably transfer, sell and surrender all right, title and interest in and to the Pledged Stock to the Lender, or to such other Person as the Lender may designate in writing to the Borrower. The Borrower hereby acknowledges that as of the date of this Note, a transfer, sale and surrender of the Pledged Stock to the Lender may not be permitted by laws, regulations or stock exchange rules applicable to the Lender (for purposes of this Section 1.6, “Applicable Regulations”). From and after the delivery of the Transfer Notice, the parties agree:

(a)	to cooperate in good faith in order to effect and ensure that such irrevocable transfer, sale and surrender complies with Applicable Regulations and that any other approvals or consents that may be required in connection therewith are obtained by the Borrower or the Lender, as the case may be; and

(b)	that to the extent that the transfer, sale and surrender of the Pledged Stock may not be effected in accordance with subsection (a) above on or before the Maturity Date,

then the Maturity Date shall be extended until the earliest of: (i) the date on which such transfer, sale and surrender occurs in accordance with subsection (a) above; (ii) the occurrence of an Event of Default; and (iii) November 13, 2023 (the earliest of such date referred to as the “Extended Maturity Date”); provided that from and after the Maturity Date until the Extended Maturity Date no interest shall accrue on the Principal Amount or any other amount outstanding hereunder and be payable by the Borrower. For the avoidance of doubt, nothing contained herein shall be deemed to impose an obligation on the Lender to accept the transfer, sale and surrender of the Pledged Stock in satisfaction of the Obligations hereunder, if (y) such transfer, sale or surrender does not comply with Applicable Regulations or requires the consent or approval of any Person which has not been obtained, or (z) an Event of Default has occurred prior to any such transfer, sale or surrender becoming effective.

ARTICLE 2
INTERPRETATION

2.1          Defined Terms.

As used herein, the following expressions shall have the following meanings:

(a)	“Applicable Regulations” has the meaning given to such term in Section 1.6.

(b)	“Borrower” has the meaning given to such term in Section 1.1.

(c)	“Business Day” means any day other than Saturday, Sunday or a day on which chartered banks are closed for business in Denver, Colorado and Vancouver, British Columbia.

(d)	“Corporation” means Stanley Brothers USA Holdings, Inc., a Colorado corporation, including its successors and assigns.

(e)	“Documents” means this Note and any other agreement or instrument (whether now existing, presently arising or created in future) delivered by the Borrower to the Lender in connection herewith or therewith.

(f)	“Equity Interests” means 72,674 Class B shares in the capital of the Corporation.

(g)	“Event of Default” has the meaning ascribed to such term in Section 5.1.

(h)	“Extended Maturity Date” has the meaning given to such term in Section 1.6.

(i)	“Lender” has the meaning given to such term in Section 1.1.

(j)	“Letter Agreement” means that certain letter agreement dated November 13, 2020 made between the Borrower and the Lender, as amended, supplemented, restated or modified from time to time.

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(k)	“Liens” means any mortgage, lien, pledge, assignment, charge, security interest, title retention agreement, hypothec, levy, execution, seizure, attachment, garnishment, right of distress, statutory trust or withholding obligation, or other claim in respect of property of any nature or kind whatsoever howsoever arising (whether consensual, statutory or arising by operation of law or otherwise) and includes arrangements known as sale and lease-back, sale and buy-back and sale with an option to buy-back.

(l)	“Maturity Date” has the meaning given to such term in Section 1.1.

(m)	“Note” means this secured promissory note issued by the Borrower in favour of the Lender, as amended, supplemented, restated or modified from time to time.

(n)	“Obligations” means the Principal Amount and all interest in respect thereof calculated and payable in accordance with this Note and any other monies now or at any time and from time to time hereafter owing or payable by the Borrower to the Lender pursuant to this Note and any other Document (whether now existing, presently arising or created in the future) and whether direct or indirect, absolute or contingent, matured or not.

(o)	“Person” includes an individual, partnership, corporation, trust, unincorporated association, joint venture, governmental authority or other entity.

(p)	“Pledged Collateral” has the meaning ascribed thereto in Section 3.1.

(q)	“Pledged Stock” has the meaning ascribed thereto in Section 3.1.

(r)	“Prime Rate” means the highest prime rate of interest for commercial borrowings in U.S. dollars published from time to time by The Wall Street Journal, provided that if, at any time, The Wall Street Journal ceases to be published or ceases to publish such prime rate, the Lender shall select a nationally recognized substitute publication comparable to The Wall Street Journal for use in determining such prime rate, notice of which will be provided to the Borrower.

(s)	“Principal Amount” has the meaning given to such term in Section 1.1.

(t)	“Proceeding” means any receivership, liquidation, reorganization or other similar proceedings relating to the Borrower or the Corporation, or to its property or assets, or any proceedings for voluntary liquidation, dissolution or other winding-up of the Borrower or the Corporation, whether or not involving insolvency or bankruptcy, or any marshalling of the assets and liabilities of the Borrower or the Corporation.

(u)	“Receiver” shall include one or more of a receiver, interim receiver, receiver-manager or receiver and manager of all or a portion of the undertaking, property and assets of the Borrower or the Corporation pursuant to this Note or by or under any judgment or order of a court.

(v)	“Transfer Notice” has the meaning given to such term in Section 1.6.

(w)	“Trust” has the meaning given to such term in Section 1.1

(x)	“Trust Agreement” means the agreement or agreements forming, creating, settling and governing the Trust among the settlor thereunder and the Trustee, as amended, supplemented, restated or modified from time to time.

(y)	“Trustee” has the meaning given to such term in Section 1.1.

(z)	“UCC” means the Uniform Commercial Code in effect from time to time in the State of Colorado provided, however, that, in the event that, by reason of mandatory provisions of any applicable Law, any of the attachment, perfection or priority of the Lender’s security interest in any Pledged Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of Colorado, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions..

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2.2          Interpretation.

(a)	Gender and Number. Any reference in this Note to gender includes all genders and words importing the singular number only shall include the plural and vice versa.

(b)	Headings, etc. The provision of a Table of Contents, the division of this Note into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect its interpretation.

(c)	Currency. All references in this Note to dollars or to “U.S.$”, unless otherwise specifically indicated, are expressed in the lawful currency of the United States of America.

(d)	Severability. If any provision of this Note shall be determined by an arbitrator or any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Note and the remaining provisions shall continue in full force and effect.

(e)	Amendments. The Note may only be amended, supplemented or otherwise modified by written agreement signed by the Borrower and the Lender.

(f)	UCC. Except as expressly provided herein, terms which are defined in the UCC shall have the same meaning where used herein.

(g)	Time. Time shall be of the essence of this Note.

(h)	Inclusion. Where the word “including” or “includes” is used in this Note, it means “including (or includes) without limitation”.

2.3          Governing Law.

This Note shall be governed by and interpreted and enforced in accordance with the laws of the State of New York and the federal laws of United States applicable therein.

2.4          WAIVER OF TRIAL BY JURY

THE BORROWER AGREES THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY THE LENDER ON OR WITH RESPECT TO THIS NOTE, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. THE BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE BORROWER ACKNOWLEDGES AND AGREES THAT THE LENDER WOULD NOT MAKE THE INVESTMENT IN, OR EXTENT LOANS TO, THE BORROWER IF THIS WAIVER OF JURY TRIAL WERE NOT PART OF THIS NOTE.

2.5          Venue; Service of Process

Venue for any adjudication hereof shall be only in the courts of the State of New York or the federal courts in the State of new York, the jurisdiction of which courts all parties hereby consent to as the agreement of the parties, as not inconvenient and as not subject to review by any court other than such courts in New York. The Borrower intends that the courts of the jurisdiction(s) in which it is incorporated, formed and conducts business or resides should afford full faith and credit to any judgment rendered by a court of the State of New York against the Borrower hereunder, and should hold that the New York courts have jurisdiction to enter a valid, in personam judgment against the Borrower hereunder. The Borrower agree that service of any summons or complaint, and other process that may be served in any action, may be made by mailing via registered mail or delivering a copy of such process thereto, and the Borrower and hereby agrees that this submission to jurisdiction and consent to service of process are reasonable and made for the express benefit of the Lender.

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2.6          Further Assurances

Each party to this Agreement covenants and agrees that, from time to time subsequent to the date hereof, it will at the request and expense of the requesting party, execute and deliver all such documents, including, without limitation, all such additional conveyance, transfers, consents and other assurances and do all such other acts and things as any other party hereto, acting reasonably, may from time to request be executed or done in order to better evidence or perfect or effectuate any provision of this Note or of any agreement or other document executed pursuant to this Note or any of the respective obligations intended to be created hereby or thereby, including without limitation, promptly and duly execute, acknowledge and deliver all such instruments and take all such action as the Lender from time to time may reasonably request in order to perfect and protect the Liens granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to the Pledged Collateral.

ARTICLE 3
SECURITY

3.1          Pledge and Security Interest.

As security for the payment in full of the Obligations, the Trustee hereby pledges, transfers, charges, mortgages, hypothecates, assigns, delivers and sets over to the Lender, and hereby grants to the Lender, a first priority security interest in all of the Trustee’s right, title and interest in, to and under (a) all Equity Interests and the certificates or other instruments representing all Equity Interests (collectively, the “Pledged Stock”); (b) subject to Section 3.5, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Stock; (c) subject to Section 3.5, all rights and privileges of the Trustee with respect to the Pledged Stock; and (d) all proceeds, monies, income and benefits arising from or by virtue of, and all dividends and distributions (cash or otherwise) payable and/or distributable with respect to, all or any of the Pledged Stock and other securities and rights and interests described in this Section 3.1 (the items referred to in clauses (a) through (d) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Lender, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

3.2          Delivery of the Pledged Collateral.

(a)	The Trustee agrees to promptly deliver or cause to be delivered to the Lender: (i) within fifteen (15) days from the date hereof, the Pledged Stock; and (ii) upon the occurrence of an Event of Default, any and all Pledged Collateral.

(b)	Upon delivery to the Lender, (i) any Pledged Stock shall be accompanied by stock powers duly endorsed in blank by the Trustee or other instruments of transfer satisfactory to the Lender and by such other instruments and documents as the Lender may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the Trustee and such other instruments or documents as the Lender may reasonably request.

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3.3          Representations and Warranties.

The Borrower represents, warrants and covenants to and in favour of the Lender that:

(a)	Stanley is an individual residing in the State of Colorado, has the capacity to enter into this Note and to perform his obligations hereunder;

(b)	the Trust is a trust created and is existing as a trust under the laws of State of Colorado and the Trustee has the requisite power and authority, in their capacity as trustee of the Trust, to own title to the Pledged Stock, to pledge, transfer, and set over the Pledged Collateral to the Lender as herein provided, to act as trustee of the Trust, to enter into this Note for and on behalf of the Trust and to perform its obligations hereunder, in their capacity as trustee of the Trust;

(c)	the Trustee is the sole trustee of the Trust and has been appointed as trustee pursuant to the Trust Agreement;

(d)	all necessary action has been taken by the Trustee in accordance with the provisions of the Trust Agreement to authorize, the execution, delivery and performance of this Note and the transactions contemplated hereby;

(e)	the Equity Interests have been validly issued, duly paid for and are non-assessable;

(f)	neither the Trustee nor the Corporation is a party to any unanimous shareholders’ agreement and there are no shareholder declarations in effect which limit or restrict, in any way, the power of the Trustee to enter into this Note and perform their respective obligations hereunder;

(g)	except for the security interests granted hereunder, the Trustee (i) will continue to be the direct owner, beneficially and of record, of the Pledged Collateral, (ii) hold the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation, mortgage, charge or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, and (iv) will defend its title or interest thereto or therein against any and all Liens, however, arising, of all Persons whomsoever; and

(h)	the Note constitutes the legal, valid and binding obligation of the Borrower enforceable against it and the Trust in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, reorganization, moratorium, insolvency or similar laws affecting creditors’ rights generally and by general principles of equity, regardless of whether enforcement is sought pursuant to a proceeding in equity or at law.

3.4          Registration in Nominee Name; Denominations.

The Lender shall have the right (in its sole and absolute discretion) to hold the Pledged Collateral in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent), endorsed or assigned in blank or in favour of the Lender. The Lender shall at all times have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Note.

3.5          Voting Rights; Dividends and Interest.

(a)	Unless and until an Event of Default shall have occurred and be continuing and the Lender shall have notified the Borrower that the rights of the Trustee under this Section 3.5 are being suspended:

(i)	the Trustee shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Note provided that such rights and powers shall not be exercised in any manner that could reasonably be expected to materially and adversely affect the rights inuring to a holder of any Pledged Collateral or the rights and remedies of the Lender under this Note; and

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(ii)	the Trustee shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed, provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by the Trustee, shall not be commingled by the Trustee with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Lender and shall be forthwith delivered to the Lender in the same form as so received.

(b)	Upon the occurrence and during the continuance of an Event of Default, after the Lender shall have notified the Borrower of the suspension of the rights of the Trustee under paragraph (a) of this Section 3.5, then all rights of the Trustee to exercise and receive the rights and powers it is entitled to exercise pursuant to paragraph (a) of this Section 3.5 shall cease, and all such rights shall thereupon become vested in the Lender, which shall have the sole and exclusive right and authority to exercise and receive such rights and powers, provided that the Lender shall have the right from time to time following and during the continuance of an Event of Default to permit the Trustee to exercise and receive such rights. After all Events of Default have been cured or waived, the Trustee shall have the exclusive right to exercise and receive the rights and powers that the Trustee would otherwise be entitled to exercise pursuant to the terms of paragraph (a) above shall be reinstated.

Any notice given by the Lender to the Borrower suspending the rights of the Corporation under paragraph (a) of this Section 3.5: (i) may be given by telephone if promptly confirmed in writing; and (ii) may suspend the rights of the Trustee under paragraph (a)(i) or paragraph (a)(ii) in part without suspending all such rights (as specified by the Lender in its sole and absolute discretion) and without waiving or otherwise affecting the Lender’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE 4
COVENANTS

4.1          General Covenants.

At all times, the Borrower hereto covenants and agrees as follows for so long as this Note is in force and any portion of the Obligations remains unpaid, unfulfilled and/or unsatisfied:

(a)	To Pay Obligations. The Borrower shall pay the Obligations as and when payment is due;

(b)	To Maintain Corporate Existence and Security. The Borrower shall:

(i)	maintain the existence of the Trust and the Corporation;

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(ii)	carry on and conduct, or cause to be carried on and conducted, the business conducted by the Corporation in a commercially reasonable manner so as to preserve and protect the Pledged Collateral and income therefrom;

(iii)	keep proper books of account with correct entries of all transactions in relation to the business conducted by the Corporation;

(iv)	maintain the Pledged Collateral free and clear from all Liens, other than Liens granted in favour of the Lender hereunder and not convey, sell, lease or sub-lease (as lessor or sublessor), exchange, assign, transfer or otherwise dispose of, all or any part of its Pledged Collateral and

(v)	notify the Lender of any change in the name or state of residence of the Borrower or the Trust or any other matter that materially changes the rights of the Trustee with respect to any Pledged Collateral or adversely affects the validity, perfection or priority of the security interest of Lender.

4.2          Survival.

All covenants, representations and warranties made by the Borrower in this Note will be considered to have been relied upon by the Lender and will survive the execution and delivery of this Note.

ARTICLE 5
EVENTS OF DEFAULT AND REMEDIES

5.1          Events of Default.

The occurrence of any of the following events shall constitute an event of default under this Note (each an “Event of Default”):

(a)	if default occurs in payment when due of any Principal Amount, interest or other amounts payable under this Note after notice of such default has been provided to the Corporation by the Lender;

(b)	if default occurs in performance of any other covenant of the Borrower in favour of the Lender under this Note or any other Document and such default remains unremedied for thirty days after notice of such default has been provided to the Borrower by the Lender;

(c)	if a default or breach occurs under the Letter Agreement by any of the parties thereto (other than any default or breach by the Lender);

(d)	if the Borrower or the Corporation commits an act of bankruptcy or becomes insolvent within the meaning of any bankruptcy or insolvency legislation applicable to it or a Proceeding is filed or instituted and remains undismissed or unstayed for a period of thirty (30) days or any of the relief sought in such Proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur;

(e)	if any act, matter or thing is done toward, or any action or proceeding is launched or taken to terminate the existence of the Trust or the Corporation, whether by winding-up, surrender of charter or otherwise;

(f)	if the Corporation ceases to carry on its business or makes or proposes to make any sale of its property and assets in bulk or any sale of its property and assets out of the ordinary course of business;

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(g)	if any proposal is made or any petition is filed by or against the Borrower or the Corporation under any law having for its purpose the extension of time for payment, composition or compromise of the liabilities of the Borrower or the Corporation or other reorganization or arrangement respecting its liabilities or if the Borrower or the Corporation gives notice of its intention to make or file any such proposal or petition including an application to any court to stay or suspend any proceedings of creditors pending the making or filing of any such proposal or petition; or

(h)	if any Receiver, administrator or manager of the property, assets or undertaking of the Borrower or the Corporation or a substantial part thereof is appointed pursuant to the terms of any trust deed, trust indenture, Note or similar instrument or by or under any judgment or order of any court.

5.2          Consequences of an Event of Default.

Upon the occurrence of any Event of Default, all Obligations and all monies secured hereby shall at the option of the Lender become forthwith due and payable and all of the rights and remedies hereby conferred in respect of the Pledged Collateral shall become immediately enforceable and any and all additional and collateral security for payment of this Note shall become immediately enforceable.

5.3          Enforcement.

(a)	Upon the happening of any Event of Default, and subject to Section 5.2 hereof, the Lender may by instrument in writing declare that the security granted hereby has become enforceable and the Lender shall have the following rights and powers:

(i)	to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral and to exercise any voting rights with respect to the Pledged Collateral;

(ii)	to enter into possession of all or any part of the Pledged Collateral;

(iii)	to preserve and maintain the Pledged Collateral and make such replacements thereof and additions thereto as it deems advisable;

(iv)	to collect any proceeds arising in respect of the Pledged Collateral;

(v)	to institute proceedings in any court of competent jurisdiction for the appointment of a Receiver of the Pledged Collateral, to fix the Receiver’s remuneration and to remove any receiver so appointed and appoint another or others in his stead;

(vi)	to institute proceedings in any court of competent jurisdiction for sale or foreclosure of the Pledged Collateral;

(vii)	to file proofs of claim and other documents to establish claims in any Proceeding;

(viii)	to undertake any other remedy or proceeding authorized or permitted under the UCC or otherwise by law or equity;

(ix)	to pay or otherwise satisfy in whole or in part any Liens which, in such Lender’s opinion, rank in priority to the security hereof (and such amounts shall then be added to the Obligations); and

(x)	by instrument in writing, to appoint any person or persons (whether an officer or officers of the Lender or not) as a Receiver of the Pledged Collateral and to remove any Receiver so appointed and appoint another or others in its stead.

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(b)	The security granted by this Note may be realized and the rights enforced by any remedy or in any manner permitted by this Note or by law or equity and no remedy for the realization of the security granted hereby shall be exclusive of or dependent upon any other remedy and all or any remedies may from time to time be exercised independently or in any combination.

5.4          Disposition.

(a)	Without limiting the generality of the foregoing in connection with the exercise of remedies under this ARTICLE 5, it shall be lawful for the Lender:

(i)	to make any sale or other disposition of the Pledged Collateral either for cash or upon credit or partly for one and partly for the other upon such conditions as to terms of payment as it in its absolute discretion may deem proper;

(ii)	to rescind or vary any contract for sale, lease or other disposition that the Lender may have entered into pursuant hereto and resell, release or redispose of the Pledged Collateral with or under any of the powers conferred herein; and

(iii)	to stop, suspend or adjourn any sale, lease or other disposition from time to time and to hold the same adjourned without further notice.

(b)	Upon any such sale, lease or other disposition the Lender shall be accountable only for money actually received by it. The Lender may deliver to the purchaser or purchasers of the Pledged Collateral or any part thereof good and sufficient conveyances or deeds for the same free and clear of any claim by the Trustee. The purchaser or lessee receiving any disposition of the Pledged Collateral or any part thereof need not inquire whether default under this Note has actually occurred but may as to this and all other matters rely upon a statutory declaration of an officer of the Lender, which declaration shall be conclusive evidence as between the Trustee and any such purchaser or lessee, and the purchaser or lessee need not look to the application of the purchase money, rent or other consideration given upon such sale, lease or other disposition, which shall not be affected by any irregularity of any nature or kind relating to the crystallizing or enforcing of the security hereof or the taking of possession of the Pledged Collateral or the sale, lease or other disposition thereof.

5.5          Powers of Receiver.

Any Receiver appointed pursuant to subsection 5.3(a)(iv) or subsection 5.3(a)(x) shall have the power without legal process:

(a)	to take possession of the Pledged Collateral or any part thereof wherever the same may be found;

(b)	to exercise on behalf of the Lender all of the rights and remedies herein granted to the Lender; and without in any way limiting the foregoing the Receiver shall have all the powers of a receiver appointed by a court of competent jurisdiction. Any Receiver appointed by the Lender shall act as agent for the Lender for the purposes of taking possession of the Pledged Collateral, but otherwise and for all other purposes (except as provided below) shall act as agent for the Trustee. The Receiver may sell, lease, or otherwise dispose of Pledged Collateral as agent for the Trustee, as agent for the Lender, as the Lender may determine in its discretion. The Trustee agrees to ratify and confirm all actions of the Receiver acting as agent for the Trustee, and to release and indemnify the Receiver in respect of all such actions. The Lender, in appointing or refraining from appointing any Receiver shall not incur liability to the Receiver, the Trustee or otherwise and shall not be responsible for any misconduct or negligence of such Receiver or for any loss resulting therefrom.

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The Trustee irrevocably appoints the Lender and its officers from time to time or any of them to be the attorneys of the Trustee in the name of and on behalf of the Trustee to execute such deeds, transfers, conveyances, assignments, assurances and things which the Trustee ought to do under the covenants and provisions herein contained and generally to use the name of the Trustee to exercise all of any of the rights, powers and remedies herein contained.

5.6          Application of Moneys.

All moneys actually received by a Lender or by the Receiver in enforcing the security of this Note shall be applied, subject to the proper claims of any other Person:

(a)	first, to pay or reimburse the Lender and any Receiver the costs, charges, expenses and advances payable by the Borrower in accordance herewith;

(b)	second, in or toward the payment to the Lender of all other Obligations owing hereunder or secured hereby in such order as the Lender in its sole discretion may determine; and

(c)	third, any surplus shall be paid to the Borrower or its assigns or as a court of competent jurisdiction may direct.

5.7          Care and Custody of Pledged Collateral.

The Lender shall not be bound to collect, dispose of, realize, protect or enforce any of the Trustee’s right, title and interest in and to the Pledged Collateral or to institute proceedings for the purpose thereof and, without limiting the generality of the foregoing, the Lender shall not be required to take any steps necessary to preserve rights against prior parties in respect of any negotiable Pledged Collateral.

5.8          Dealing with the Pledged Collateral.

The Lender shall not be obliged to exhaust its recourse against the Borrower or any other Person or Persons or against any other security it may hold in respect of the Obligations before realizing upon or otherwise dealing with the Pledged Collateral in such manner as the Lender may consider desirable. The Lender may grant extensions or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Borrower and with other parties, sureties or securities as the Lender may see fit without prejudice to the Obligations or the rights of the Lender in respect of the Pledged Collateral. The Lender shall not be (i) liable or accountable for any failure to collect, realize or obtain in respect of the Pledged Collateral; (ii) bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Pledged Collateral or for the purpose of preserving any rights of the Lender, the Borrower or any other parties in respect thereof (iii) responsible for any loss occasioned by any sale or other dealing with the Pledged Collateral or by the retention of or failure to sell or otherwise deal therewith; or (iv) bound to protect the Pledged Collateral from depreciating in value or becoming worthless.

5.9          Standards of Sale.

Without prejudice to the ability of the Lender to dispose of the Pledged Collateral in any manner which is commercially reasonable, the Trustee acknowledges that a disposition of Pledged Collateral by the Lender which takes place substantially in accordance with the following provisions shall be deemed to be commercially reasonable:

(a)	Pledged Collateral may be disposed of in whole or in part;

(b)	Pledged Collateral may be disposed of by public auction, public tender or private contract, with or without advertising and without any other formality;

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(c)	any purchaser or lessee of such Pledged Collateral may be a customer of the Lender;

(d)	a disposition of Pledged Collateral may be on such terms and conditions as to credit or otherwise as the Lender, in its sole discretion, may deem advantageous; and

(e)	the Lender may establish an upset or reserve bid or price in respect of Pledged Collateral.

5.10        Security Interest Absolute.

All rights of Lender and security interests hereunder, and all obligations of the Borrower hereunder, shall be absolute and unconditional irrespective of: (a) the bankruptcy, insolvency or reorganization of the Borrower, the Trust or the Corporation; (b) any lack of validity or enforceability of this Note; (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from this Note including, without limitation, any increase in the Obligations resulting from the extension of additional accommodations to the Borrower; (d) any taking, exchange, release or non-perfection of any Pledged Collateral, or any taking, release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations; (e) any manner of application of Pledged Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any part of the Obligations or any other assets of the Trustee; (f) any change, restructuring or termination of the structure or existence of the Borrower, the Trust or the Corporation; or (g) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or any other Person (other than payment in full of all of the Obligations).

ARTICLE 6
GENERAL

6.1          Waiver.

No act or omission by the Lender in any manner whatever shall extend to or be taken to affect any provision hereof or any subsequent breach or default or the rights resulting therefrom save only express waiver in writing. A waiver of default shall not extend to, or be taken in any manner whatsoever to affect the rights of the Lender with respect to, any subsequent default, whether similar or not. The Borrower waives every defence based upon any or all indulgences that may be granted by the Lender.

6.2          Other Security.

The rights of the Lender hereunder shall not be prejudiced nor shall the liabilities of the Borrower or of any other Person be reduced in any way by the taking of any other security of any nature or kind whatsoever either at the time of execution of this Note or at any time hereafter.

6.3          Notices.

Any notice, direction or other communication to be given under this Note shall be in writing and given by personal delivery or sending it by facsimile or other similar form of recorded communication addressed:

(a)	to the Lender at:

1600 Pearl Street, Suite 300

Boulder, CO 80302

Attention:      Russ Hammer, Chief Financial Officer

Email: ***

Facsimile:_____________________

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(b)	to the Borrower and the Trustee at:

***

Attention:      Jesse Stanley

Email:

Facsimile:_____________________

Any such communication shall be deemed to have been validly and effectively given (i) if personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Toronto time) and otherwise on the next Business Day, or (ii) if transmitted by facsimile, email or similar means of recorded communication on the Business Day following the date of transmission. Any party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such party at its changed address.

6.4          Indemnification.

The Borrower agrees to indemnify the Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (except by reason of the gross negligence or wilful misconduct of the Lender or any of its employees or a material breach by the Lender of any of its covenants contained herein) which may be imposed on, incurred by, or asserted against the Lender and arising by reason of any action (including any action referred to herein) or inaction or omission to do any act legally required of the Borrower hereunder.

6.5          Successors and Assigns, etc.

This Note may not be assigned by the Borrower or by the Lender. This Note and all its provisions shall enure to the benefit of the Lender and its successors and assigns and shall be binding upon the Borrower and its successors and assigns. Presentment, notice of dishonour, protest and notice of protest hereof are hereby waived.

6.6          Invalidity, etc.

Each of the provisions contained in this Note is distinct and severable and a declaration of invalidity, illegality or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision or part thereof of this Note.

6.7          Expenses.

Each party shall be responsible for their own costs and expenses in connection with the preparation, negotiation and execution of this Note, provided  however that, the costs and expenses of the Lender (including legal fees and expenses incurred by the Lender) with respect to enforcing its rights hereunder shall be for the account of the Borrower and shall be added to and form part of the Obligations and shall be secured hereby.

6.8          Lost Note.

If this Note becomes stolen, lost, mutilated or destroyed, the Borrower shall issue and sign a new Note in identical form and substance as this Note so stolen, lost, mutilated or destroyed, provided that an officer of the Lender certifies, in a form satisfactory to the Borrower, the Lender has lost this Note or it has been lost, stolen, mutilated or destroyed.

6.9          Joint and Several Obligations.

The obligations of the Borrower and the Trustee, in his capacity as the trustee of the Trust, under this Note shall be joint and several.

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6.10        Filings and Registrations.

The Borrower hereby agrees, consents and authorizes the Lender, its attorneys, agents or representatives to file or register notice of this Notice in any appropriate registration system, including, without limitation, register any necessary documents, financing statements or financing change statements naming the Trustee as debtor and the Lender as secured party, and describing the Pledged Collateral and such other documentation as the Lender (or its successors or assigns) may reasonably require to evidence, protect and perfect the Liens created by any security documents, instruments and agreements granted by the Trustee to the Lender, whether concurrently herewith or any time after the date hereof.

6.11        Judgment Currency.

(a)	If for the purpose of obtaining or enforcing judgment against the Borrower in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 6.11 referred to as the “Judgment Currency”) an amount due in United States Dollars under this Note, the conversion will be made at the exchange rate quoted by the Bank of Canada prevailing on the Business Day immediately preceding:

(i)	the date of actual payment of the amount due, in the case of any proceeding in any jurisdiction that will give effect to such conversion being made on such date, or

(ii)	the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 6.11(a)(ii) being hereinafter in this Section 6.11 referred to as the “Judgment Conversion Date”).

(b)	If, in the case of any proceeding in the court of any jurisdiction referred to in Section 6.11(a)(a)(ii), there is a change in the exchange rate quoted by the Bank of Canada prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the Borrower will pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the exchange rate prevailing on the date of payment, will produce the amount of United States Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the exchange rate prevailing on the Judgment Conversion Date.

(c)	Any amount due from the Borrower under the provisions of Section 6.11(b) will be due as a separate debt and will not be affected by judgment being obtained for any other amounts due under or in respect of this Note.

(Signature Page Follows)

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IN WITNESS WHEREOF the Borrower has executed this Note as of the date first set forth above.

[illegible]	/s/ Jesse Stanley
Witness	JESSE STANLEY

/s/ Matthew Lindsey
Witness	MATTHEW LINDSEY, as trustee of the
MASTER AND A HOUND
IRREVOCABLE TRUST

MASTER AND A HOUND
IRREVOCABLE TRUST

Per: /s/ Matthew Lindsey
Name: Matthew Lindsey
Title: Trustee